UNDER ARMOUR REPORTS FIRST QUARTER RESULTS

Revenues up 7 Percent; Company Reiterates Full Year 2017 Outlook

BALTIMORE, (April 27, 2017) – Under Armour, Inc. (NYSE: UA, UAA) today announced financial results for the first quarter ended March 31, 2017. All per share amounts are on a diluted basis. This release refers to “currency neutral” revenue, which is a non-GAAP financial measure described below under the “Non-GAAP Financial Information” paragraph.

“Our first quarter results were in line with our expectations and we’re off to a solid start in 2017,” said Under Armour Chairman and CEO Kevin Plank. “By proactively managing our growth to deliver superior innovative product, continuing to strengthen our connection with consumers and increasing our focus on operational excellence - we have great confidence in our ability to drive toward our full year targets.”

First Quarter Income Statement Highlights

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Revenue was up 7 percent to $1.1 billion, driven by a 4 percent increase in wholesale revenue to $773 million and a 13 percent increase in direct-to-consumer revenue to $302 million. North American revenue declined 1 percent as new distribution was more than offset by the absence of business lost to bankruptcies in 2016. International revenue, which is comprised of our EMEA, Asia-Pacific, and Latin America regions, represented 20 percent of total revenue in the quarter, and was up 52 percent (up 57 percent currency neutral). By region, revenue was up 55 percent in EMEA, 60 percent in Asia-Pacific and 30 percent in Latin America. Apparel revenue increased 7 percent to $715 million including strength in training, golf, and team sports. Footwear revenue grew 2 percent to $270 million, against last year’s same period which was up 64 percent due to significant strength in basketball sales and the timing of liquidations. Accessories revenue increased 12 percent to $89 million with strength in men's training, running, youth, and global football.

•	Gross margin was down 70 basis points to 45.2 percent as benefits from channel and product mix were offset by continued efforts to manage inventories appropriate to market demand.

•
Selling, general and administrative expenses increased 12 percent to $498 million, or 44.6 percent of revenue (up 210 basis points), due to continued investments in the direct-to-consumer, footwear and international businesses.

•	Operating income was $8 million. There was a net loss of $2 million in the first quarter and a $0.01 loss in diluted earnings per share.

First Quarter Balance Sheet Highlights

•	Cash and cash equivalents increased 10 percent to $172 million.

•	Inventory increased 8 percent to $902 million.

•	Total debt decreased 8 percent to $861 million.

Fiscal 2017 Outlook

There are no changes to the company's full year 2017 outlook provided on January 31, 2017:

•	Net revenues expected to grow 11 to 12 percent to reach nearly $5.4 billion, up 12 to 13 percent currency neutral;

•
Gross margin expected to be slightly down compared to 46.4% in 2016 with benefits in product costs being offset by changes in foreign currency and shifts in overall sales mix, as the footwear and international businesses continue to outpace the growth of the higher margin apparel and North American businesses;

•	Operating income expected to reach approximately $320 million;

•	Interest expense of approximately $40 million; and,

•	An effective tax rate of 32 to 34 percent.

Conference Call and Webcast

Under Armour will hold its first quarter 2017 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.underarmour.com and will be archived and available for replay approximately three hours after the live event.

Non-GAAP Financial Information

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, this press release refers to certain “currency neutral” financial information, which is a non-GAAP financial measure. The company provides a reconciliation of this non-GAAP measure to the most directly comparable financial measure calculated in accordance with GAAP. See the end of this press release for this reconciliation.

Currency neutral financial information is calculated to exclude foreign exchange impact. Management believes this information is useful to investors to facilitate a comparison of the company's results of operations period-over-period. This non-GAAP financial measure should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, the company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc. (NYSE: UA, UAA), the originator of performance footwear, apparel and equipment, revolutionized how athletes across the world dress. Designed to make all athletes better, the brand's innovative products are sold worldwide to athletes at all levels. The Under Armour Connected Fitness™ platform powers the world’s largest digital health and fitness community through a suite of applications: UA Record, MapMyFitness, Endomondo and MyFitnessPal. The Under Armour global headquarters is in Baltimore, Maryland. For further information, please visit the Company's website at www.uabiz.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from acquisitions and other significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to effectively manage our growth and a more complex global business; our ability to effectively drive operational efficiency in our business; our ability to comply with existing trade and other regulations, and the potential impact of new trade and tax regulations on our profitability; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; our ability to effectively develop and launch new, innovative and updated products; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption in such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Under Armour Contacts:
Lance Allega	Diane Pelkey
VP, Investor Relations	SVP, Global Communications
(410) 246-6810	(410) 246-5927

Under Armour, Inc.
For the Quarter Ended March 31, 2017 and 2016
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended March 31,
	2017	% of Net Revenues	2016	% of Net Revenues
Net revenues	$1,117,331	100.0%	$1,047,702	100.0%
Cost of goods sold	611,908	54.8%	567,066	54.1%
Gross profit	505,423	45.2%	480,636	45.9%
Selling, general and administrative expenses	497,887	44.6%	445,753	42.5%
Income from operations	7,536	0.7%	34,883	3.4%
Interest expense, net	(7,820)	(0.7)%	(4,532)	(0.4)%
Other expense, net	2,570	0.2%	2,702	0.2%
Income before income taxes	2,286	0.2%	33,053	3.2%
Provision for income taxes	4,558	0.4%	13,873	1.4%
Net income (loss)	$(2,272)	(0.2)%	$19,180	1.8%

Basic net income (loss) per share of Class A, B and C common stock	$(0.01)		$0.04
Diluted net income (loss) per share of Class A, B and C common stock	$(0.01)		$0.04

Weighted average common shares outstanding Class A, B and C common stock
Basic	439,360		433,626
Diluted	439,360		443,260

Under Armour, Inc.
For the Quarter Ended March 31, 2017 and 2016
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Quarter Ended March 31,
	2017	2016	% Change
Apparel	$715,437	$666,571	7.3%
Footwear	269,659	264,246	2.0%
Accessories	89,097	79,701	11.8%
Total net sales	1,074,193	1,010,518	6.3%
Licensing revenues	24,205	19,433	24.6%
Connected Fitness	18,933	18,501	2.3%
Intersegment eliminations	—	(750)	(100.0)%
Total net revenues	$1,117,331	$1,047,702	6.6%
NET REVENUES BY SEGMENT

	Quarter Ended March 31,
	2017	2016	% Change
North America	$871,271	$880,595	(1.1)%
EMEA	102,855	66,267	55.2%
Asia-Pacific	85,818	53,622	60.0%
Latin America	38,454	29,467	30.5%
Connected Fitness	18,933	18,501	2.3%
Intersegment eliminations	—	(750)	(100.0)%
Total net revenues	$1,117,331	$1,047,702	6.6%
OPERATING INCOME (LOSS) BY SEGMENT

	Quarter Ended March 31,
	2017	2016	% Change
North America	$3,714	$40,095	(90.7)%
EMEA	1,629	2,921	(44.2)%
Asia-Pacific	19,628	17,335	13.2%
Latin America	(7,859)	(9,007)	12.7%
Connected Fitness	(9,576)	(16,461)	41.8%
Income from operations	$7,536	$34,883	(78.4)%

Under Armour, Inc.
As of March 31, 2017, December 31, 2016 and March 31, 2016
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of 3/31/2017	As of 12/31/2016	As of 3/31/2016
Assets
Current assets
Cash and cash equivalents	$172,128	$250,470	$157,001
Accounts receivable, net	629,235	622,685	566,286
Inventories	901,613	917,491	834,287
Prepaid expenses and other current assets	203,052	174,507	211,209
Total current assets	1,906,028	1,965,153	1,768,783
Property and equipment, net	830,539	804,211	601,910
Goodwill	571,381	563,591	588,895
Intangible assets, net	61,986	64,310	73,217
Deferred income taxes	121,108	136,862	92,230
Other long term assets	86,118	110,204	93,089
Total assets	$3,577,160	$3,644,331	$3,218,124
Liabilities and Stockholders’ Equity
Revolving credit facility, current	$50,000	$—	$140,000
Accounts payable	294,857	409,679	184,243
Accrued expenses	217,310	208,750	224,076
Current maturities of long term debt	27,000	27,000	27,000
Other current liabilities	38,372	40,387	30,581
Total current liabilities	627,539	685,816	605,900
Long term debt, net of current maturities	784,052	790,388	217,525
Revolving credit facility, long term	—	—	550,000
Other long term liabilities	145,536	137,227	103,382
Total liabilities	1,557,127	1,613,431	1,476,807
Total stockholders’ equity	2,020,033	2,030,900	1,741,317
Total liabilities and stockholders’ equity	$3,577,160	$3,644,331	$3,218,124

Under Armour, Inc.
For the Quarter Ended March 31, 2017 and 2016
(Unaudited; in thousands)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Quarter Ended March 31,
	2017	2016
Cash flows from operating activities
Net income (loss)	$(2,272)	$19,180
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	41,013	32,021
Unrealized foreign currency exchange rate losses	(8,313)	(11,248)
Loss on disposal of property and equipment	556	384
Amortization of bond premium	63	—
Stock-based compensation	12,082	14,403
Excess tax benefit (deficiency) from stock-based compensation arrangements	(1,258)	27,058
Deferred income taxes	15,905	2,724
Changes in reserves and allowances	(21,187)	12,657
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	21,261	(136,990)
Inventories	19,084	(45,958)
Prepaid expenses and other assets	(7,598)	(15,351)
Accounts payable	(90,982)	(976)
Accrued expenses and other liabilities	7,253	22,312
Income taxes payable and receivable	(19,169)	(47,748)
Net cash used in operating activities	(33,562)	(127,532)
Purchases of property and equipment	(91,790)	(104,573)
Purchases of available-for-sale securities	—	(19,997)
Sales of available-for-sale securities	—	21,414
Net cash used in investing activities	(91,790)	(103,156)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	200,000	415,000
Payments on long term debt and revolving credit facility	(156,750)	(145,500)
Employee taxes paid for shares withheld for income taxes	(2,474)	(13,685)
Proceeds from exercise of stock options and other stock issuances	2,782	3,954
Payments of debt financing costs	—	(1,258)
Net cash provided by financing activities	43,558	258,511
Effect of exchange rate changes on cash and cash equivalents	3,452	(674)
Net increase (decrease) in cash and cash equivalents	(78,342)	27,149
Cash and cash equivalents
Beginning of period	250,470	129,852
End of period	$172,128	$157,001

Under Armour, Inc.
For the Quarter Ended March 31, 2017 and 2016
(Unaudited)
The tables below present the reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH RECONCILIATION

Quarter Ended March 31, 2017
Total Net Revenue
Net revenue growth - GAAP	6.6%
Foreign exchange impact	0.5%
Currency neutral net revenue growth - Non-GAAP	7.1%

North America
Net revenue growth - GAAP	(1.1)%
Foreign exchange impact	(0.2)%
Currency neutral net revenue growth - Non-GAAP	(1.3)%

International
Net revenue growth - GAAP	52.1%
Foreign exchange impact	4.6%
Currency neutral net revenue growth - Non-GAAP	56.7%

Connected Fitness
Net revenue growth - GAAP	2.3%
Foreign exchange impact	—%
Currency neutral net revenue growth - Non-GAAP	2.3%

BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	Quarter Ended March 31,
	2017	2016
Factory House	150	144
Brand House	18	12
North America total doors	168	156

Factory House	38	18
Brand House	39	24
International total doors	77	42

Factory House	188	162
Brand House	57	36
Total doors	245	198